Exhibit 99.1
FOR RELEASE ON APRIL 23, 2009 at 7:30 a.m. ET

CONTACT:	Dan Behrendt Chief Financial Officer TASER International, Inc. (480) 905-2000
TASER International, Inc. Reports Results
For First Quarter 2009
Company reports first quarter revenue of $24.6 million, generates $10.5 million in cash from operations
SCOTTSDALE, Ariz., April 23, 2009 — TASER International, Inc. (NASDAQ: TASR), a leading provider of technology solutions and the market leader in electronic control devices (ECDs) today reported financial results for the first quarter of 2009.
Q1 Financial Summary
•	For the first quarter of 2009 revenues were $24.6 million, an increase of $2.1 million or 9% over the same quarter of the prior year.

•	Operations continued to demonstrate improvement, as gross margin increased to 59.5% in the first quarter of 2009, compared to 56.8% in the first quarter of 2008, reflecting the Company’s continued focus on production efficiency and cost controls. Sequentially, gross margins declined primarily due to a change in sales mix from higher margin ECDs to lower margin cartridges, mostly driven by a large United Kingdom cartridge order in the first quarter of 2009.

•	Consistent with the Company’s strategy announced last year, research and development expenses increased by $2.1 million, or 99%, in the first quarter of 2009 compared to the same period in 2008, reflecting the Company’s ongoing commitment to invest in new technology and product diversification.

•	Non-GAAP income from operations for the first quarter of 2009, which excludes stock-based compensation charges and depreciation and amortization, was $1.1 million compared to $2.5 million for the first quarter of 2008. GAAP loss from operations was $(1.0) million for the first quarter of 2009 compared to income from operations of $1.5 million for the same period in the prior year.

•	Net loss and diluted loss per share for the first quarter of 2009 were $(0.5) million and $(0.01), respectively.

•	The Company generated $10.5 million from operating activities in the first quarter of 2009 with ending cash and cash equivalents of $58.3 million and zero debt.
Significant events in the first quarter of 2009 include the following:
1.	International sales represented 37% of total net sales for the quarter, compared to 28% in the fourth quarter of 2008 and 13% in the first quarter of 2008. Significant shipments during the quarter included follow on orders for TASER® X26™ ECDs and cartridges to the UK Government and 3,000 TASER ECDs to the Brazilian National Guard.

2.	The Company unveiled its new integrated digital multi-media evidence management platform — EVIDENCE.com — which works in conjunction with TASER® AXON™ — an on-officer tactical computer and video/audio recorder that captures incidents from the officer’s perspective. Together, we believe the AXON and EVIDENCE.com system will revolutionize the way law enforcement safely and securely captures, stores, analyzes, and manages digital multi-media evidence collected by officers in the field.

3.	On March 31, 2009 Company announced it began selling the TASER® Shockwave™ area denial system to tactical law enforcement, corrections, homeland security, critical infrastructure and military customers.

4.	Five (5) more product liability suits were dismissed during the quarter, representing at the end of the quarter a total of eighty-four (84) wrongful death or injury suits that have been dismissed or judgment entered in favor of the Company.
“Despite the prevailing global economic challenges, TASER International achieved solid sales in the first quarter of 2009, driven by growth from our international customers,” said Rick Smith, Chief Executive Officer of TASER International. “Over the past year, we have recruited a world-class Internet services and software development team. Together with our proven hardware development team, they will help transform our company to a full solutions provider, greatly expanding our total available market opportunities in both revenue and by market segment. EVIDENCE.com signifies the first step in this evolution providing a secure evidence storage and collaboration network that will become the network backbone for our future hardware and software products.”
The Company will host its first quarter 2009 earnings conference call on Thursday, April 23, 2009 at 11:00 a.m. ET. The conference call is available via web cast and can be accessed on the “Investor Relations” page at www.TASER.com. To access the teleconference, please dial: 1-866-271-0675 or 1-617-213-8892. The pass code is 84783106 for both numbers.
Non-GAAP Measures
To supplement the Company’s Statements of Operations presented in accordance with GAAP, we use non-GAAP measures of certain components of financial performance, specifically non-GAAP income from operations. In order for our investors to be better able to compare our current results with those of previous periods, we have shown a reconciliation of GAAP to non-GAAP financial measures. These reconciliations adjust the related GAAP financial measures to exclude stock-based compensation, depreciation and amortization. We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our “recurring core business operating results,” meaning our operating performance excluding non-cash charges, such as stock-based compensation, depreciation and amortization but also discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity.
About TASER International, Inc. (TASR):
TASER International’s products protect life, providing advanced Electronic Control Devices for use in the law enforcement, medical, military, corrections, professional security, and personal protection markets. TASER® devices use proprietary technology to incapacitate dangerous, combative, or high-risk subjects who pose a risk to law enforcement officers, innocent citizens, or themselves in a manner that is generally recognized as a safer alternative to other uses of force. TASER technology protects life, and the use of TASER devices dramatically reduces injury rates for police officers and suspects. For more information about TASER technology, please call (800) 978-2737 or visit our website at www.TASER.com.
Note to Investors
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements, without limitation, regarding our expectations, beliefs, intentions or strategies regarding the future. We intend that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995. The forward-looking information is based upon current information and expectations regarding TASER International, Inc. These estimates and statements speak only as of the date on which they are made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results could materially differ from what is expressed, implied, or forecasted in such forward-looking statements.
TASER International assumes no obligation to update the information contained in this press release. These statements are qualified by important factors that could cause our actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) market acceptance of our products; (2) our ability to establish and expand direct and indirect distribution channels; (3) our ability to attract and retain the endorsement of key opinion-leaders in the law enforcement community; (4) the level of product technology and price competition for our products; (5) the degree and rate of growth of the markets in which we compete and the accompanying demand for our products; (6) risks associated with rapid technological change and new product introductions; (7) competition; (8) litigation including lawsuits resulting from alleged product related injuries and death; (9) media publicity concerning allegations of deaths and injuries occurring after use of the TASER device and the negative effect this publicity could have on our sales; (10) TASER device tests and reports; (11) product quality; (12) implementation of manufacturing automation; (13) potential fluctuations in our quarterly operating results; (14) financial and budgetary constraints of prospects and customers; (15) order delays; (16) dependence upon sole and limited source suppliers; (17) negative reports concerning the TASER device; (18) fluctuations in component pricing; (19) government regulations and inquiries; (20) dependence upon key employees and our ability to retain employees; (21) execution and implementation risks of new technology; (22) ramping manufacturing production to meet demand; (23) medical and safety studies; (24) field test results; and (25) other factors detailed in our filings with the Securities and Exchange Commission, including, without limitation, those factors detailed in the Company’s Annual Report on Form 10-K and its Form 10-Qs.
The statements made herein are independent statements of TASER International, Inc. The inclusion of any third parties does not represent an endorsement of any TASER International products or services by any such third parties.
For investor relations information please contact Katie Pyra by phone at 480-515-6330 or via email at IR@TASER.com, or Dan Behrendt, Chief Financial Officer of TASER International, Inc., 480-905-2002.
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TASER International, Inc.
Statements of Operations
(Unaudited)

	For the Three Months Ended
	March 31, 2009	March 31, 2008

Net Sales	$24,604,780	$22,486,504

Cost of Products Sold:
Direct manufacturing expense	6,904,667	7,571,497
Indirect manufacturing expense	3,070,862	2,151,689

Total Cost of Products Sold	9,975,529	9,723,186

Gross Margin	14,629,251	12,763,318

Sales, general and administrative expenses	11,448,923	9,160,589
Research and development expenses	4,197,969	2,111,648

Income (loss) from operations	(1,017,641)	1,491,081

Interest and other income, net	94,675	501,364

Income (loss) before provision (benefit) for income taxes	(922,966)	1,992,445
Provision (benefit) for income taxes	(455,207)	775,858

Net income (loss)	$(467,759)	$1,216,587

Income (loss) per common and common equivalent shares
Basic	$(0.01)	$0.02
Diluted	$(0.01)	$0.02

Weighted average number of common and common equivalent shares outstanding
Basic	61,832,808	63,328,336
Diluted	61,832,808	65,784,447

TASER International, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	For the Three Months Ended
	March 31, 2009	March 31, 2008

GAAP income (loss) from operations	$(1,017,641)	$1,491,081
Stock-based compensation expense (a)	1,375,036	320,467
Depreciation and amortization	715,467	656,879

Non-GAAP income from operations	$1,072,862	$2,468,427

a)	Results include stock-based compensation as follows:

	For the Three Months Ended
	March 31, 2009	March 31, 2008

Cost of Products Sold	$99,388	$58,850
Sales, general and administrative expenses	814,074	211,611
Research and development expenses	461,574	50,006

	$1,375,036	$320,467

TASER International, Inc.
Balance Sheets
(Unaudited)

	March 31, 2009	December 31, 2008
ASSETS

Current Assets
Cash and cash equivalents	$58,264,462	$46,880,435
Short-term investments	—	2,498,998
Accounts receivable, net	12,307,122	16,793,553
Inventory	10,327,099	13,467,117
Prepaids and other assets	1,942,078	2,528,539
Current deferred income tax asset	9,580,234	9,430,073

Total Current Assets	92,420,995	91,598,715

Property and equipment, net	28,021,672	27,128,032
Deferred income tax asset	8,826,778	8,826,778
Intangible assets, net	2,497,076	2,447,011
Other long-term assets	11,325	14,970

Total Assets	$131,777,846	$130,015,506

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$4,447,071	$3,856,961
Accrued liabilities	3,963,962	4,275,907
Current deferred revenue	2,708,854	2,510,645
Customer deposits	344,347	312,686

Total Current Liabilities	11,464,234	10,956,199

Deferred revenue, net of current portion	5,161,754	4,840,965
Liability for unrecorded tax benefits	1,668,050	1,692,080

Total Liabilities	18,294,038	17,489,244

Commitments and Contingencies	—	—

Stockholders’ Equity
Common stock	639	638
Additional paid-in capital	89,088,433	87,663,129
Treasury stock	(14,708,237)	(14,708,237)
Retained earnings	39,102,973	39,570,732

Total Stockholders’ Equity	113,483,808	112,526,262

Total Liabilities and Stockholders’ Equity	$131,777,846	$130,015,506

TASER International, Inc.
Selected Statement of Cash Flows Information
(Unaudited)

	For the Three Months Ended
	March 31, 2009	March 31, 2008

Net income (loss)	$(467,759)	$1,216,587
Depreciation and amortization	715,467	656,879
Stock-based compensation expense	1,375,036	320,467
Net cash provided by operating activities	10,528,369	659,421
Net cash provided by investing activities	805,389	4,085,809
Net cash provided by financing activities	50,269	171,229
Cash and Cash Equivalents, end of period	$58,264,462	$47,717,920
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